MUTUAL RELEASE AND SETTLEMENT AGREEMENT

Dated:  February 1, 2001

BETWEEN:

                 MANFRED KURSCHNER ("Kurschner")
                 and JMF MANAGEMENT INC. ("JMF")

AND:

                     BRAINTECH, INC. ("BNTI")
               and TECHWEST MANGEMENT INC. ("Techwest")

WHEREAS:

A.  Kurschner and JMF have commenced British Columbia Supreme
Court Action C990550 against BNTI and Techwest. (the "Action")

B. The parties wish to finally and completely resolve any and all disputes among them.

NOW THEREFORE in consideration of the premises and the mutual promises and covenants contained herein the parties hereto agree as follows.

Issue of Shares by BrainTech

1. Forthwith following execution and delivery of this Agreement, BNTI will issue 400,000 common shares (the "Shares") to Kurschner or JMF (as Kurschner and JMF shall direct - the recipient of the Shares being referred to thereafter as the "Holder"). The Shares will be restricted shares under the United States Securities Act of 1933, and will bear a legend to that effect.

Registration by BrainTech

2. As soon as practicable following the filing of its Annual Report for the fiscal year ended December 31, 2000, BNTI shall prepare and file with the SEC a registration statement to enable the Holder to sell all of the Shares. BNTI shall use its reasonable best efforts to keep such registration statement effective until the earlier of (i) the date which is one year following issuance of the Shares; and (ii) the date on which all of the Shares have been sold. Notwithstanding the foregoing, if BNTI shall furnish to Holders a certificate signed by the Chairman, Chief Executive Officer or President of BNTI stating that in the good faith judgment of the Board of Directors of BNTI, it would be seriously detrimental to BNTI and its stockholders for such registration statement to be filed and/or kept current by post-effective amendment and it is therefore essential to defer the filing of such registration statement or post-effective amendment, BNTI shall have the right to defer such filing for a period of not more than 60 days; provided, however, that BNTI may not utilize this right more than once.

3.  In addition, BNTI shall:

(a) Prepare and file with the SEC such amendments and supplements to such registration statement as may be necessary to comply with the provisions of the Securities
Act with respect to the disposition of all securities covered by such registration statement;
(b) Furnish to the Holder such numbers of copies of a prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Shares.
(c) Notify the Holder at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

4. In the event of a consolidation of BNTI's issued share capital into a lesser number subsequent to the date of issuance of the Shares, BNTI will issue to the Holder additional shares in the capital of BNTI that will maintain the same number of the Shares still held by the Holder immediately prior the effective date of the share consolidation. For greater certainty, the number of shares held by the Holder immediately prior the effective date of a share consolidation shall be calculated by subtracting any and all BNTI shares disposed of by the Holder on or after the date that the Shares become free-trading from the number of Shares issued pursuant to this agreement. Any shares issued under this section will be subject to Rule 144 of the Securities Act of 1933 and will also be subject the limitation on the sale of Shares specified in section 6 of the Agreement. BNTI agrees that any shares issued under this section prior to the effective date of the registration statement to be filed by BNTI pursuant to Section 2 or while such registration statement is still effective, will be qualified for resale under such registration statement. The obligation to issue additional shares pursuant to this Section shall cease two years from the effective date of the registration statement to be filed pursuant to Section 2.

Reporting Obligations of the Holder

5. It shall be a condition precedent to the obligations of BNTI to take any action pursuant to sections 2 , 3 and 4 that the Holder shall furnish to BNTI such information regarding the Holder, the Shares, and the intended method of disposition of the Shares as shall be required.
Limitation on Sale of Shares

6. Neither Kurscher nor JMF shall sell, in any one day, a number of shares greater than ten percent (10%) of the average daily trading volume for the five preceding trading days.

Non-disclosure by Kurschner and JMF

7. For a period of two (2) years following the date of this Agreement, neither Kurschner nor JMF shall:

(a) make any public statements concerning BNTI or any of its directors, officers, employees, or shareholders;
(b) publish any statements over the Internet concerning BNTI or any of its directors, officers, employees, or shareholders;
(c)  make any statement to any:

(i)  shareholder of BNTI;

(ii) stockbroker or other participant in the securities industry; or

(iii) director, officer or employee of any company with whom BNTI has any form of business relationship;

which is derogatory of BNTI or any of its directors, officers, employees, or shareholders, or which reasonably be expected to lower the esteem in which BNTI or any of its directors, officers, employees, or shareholders are held; or

(d) incite or encourage any other person to do any of the foregoing;

unless either Kurschner or JMF, as the case may be, has a reasonably held belief, after taking legal advice, that it is under a legal obligation to do so, or could incur liability to any third person by failing to do so.

Liquidated Damages

8.  If either Kurschner or JMF shall commit a material breach of section 7 of this Agreement, then Kurschner and JMF shall be jointly and severally liable to pay to BNTI liquidated damages in the amount of US$25,000.

Release of BNTI and Directors and Officers

9. Except for the obligations of BNTI under this Agreement, Kurschner and JMF, for and on behalf of themselves and their servants, officers, directors, agents, and employees and all of their respective heirs, successors, and assigns (all of whom are hereinafter referred to collectively as the "Kurschner Releasors") do hereby REMISE, RELEASE, AND FOREVER DISCHARGE BNTI and Techwest, their past and present servants, officers, directors, agents, employees, consultants, legal advisors, accountants, auditors, and subsidiaries, and all of their respective heirs, successors, and assigns (all of whom are hereinafter referred to collectively as the "BNTI Releasees") of and from any actions, causes of action, debts, claims, demands, damages or costs, whether at law or in equity and whether known or unknown or suspected or unsuspected, arising out of or in any way connected to any fact or matter to the date of this Agreement, including without limiting the generality of the foregoing any actions, causes of action, debts, claims, demands, damages or costs arising out of or in any way relating to:

(a)   any of the facts or matters in issue in the Action; and

(b) any and all communications between any of the BNTI Releasees and any other person.

Release of Kurschner and JMF

10. Except for the obligations of Kurschner and JMF under this Agreement, BNTI and Techwest, for and on behalf of itself and all of its present directors and officers and all of their respective heirs, successors, and assigns (all of whom are hereinafter referred to collectively as the "BNTI Releasors") do hereby REMISE, RELEASE, AND FOREVER DISCHARGE Kurschner and JMF, their past and present servants, officers, directors, agents, employees, consultants, legal advisors, accountants, auditors, and subsidiaries, and all of their respective heirs, successors, and assigns (all of whom are hereinafter referred to collectively as the "Kurschner Releasees") of and from any actions, causes of action, debts, claims, demands, damages or costs, whether at law or in equity and whether known or unknown or suspected or unsuspected, arising out of or in any way connected to any fact or matter to the date of this Agreement, including without limiting the generality of the foregoing any actions, causes of action, debts, claims, demands, damages or costs arising out of or in any way relating to:

(c)   any of the facts or matters in issue in the Action; and

(d)  any and all communications between any of the Kurschner
Releasees and any other person.

Dismissal of Action

11. Forthwith following execution of this Agreement, the parties shall take such actions as may be require to cause the Action to be dismissed by consent without costs to any party.

Executed with effect as of the day and date first written above.

TECHWEST MANAGEMENT INC.
  Per:

"signed"
Owen Jones, President

BRAINTECH, INC.
  Per:

"signed"
Owen Jones, President


JMF Management Inc.
  Per:

"signed"
Manfred Kurschner, Director



"signed"
Manfred Kurschner